Exhibit 10.2

FINAL

AMERIGAS PROPANE, INC.

2010 LONG-TERM INCENTIVE PLAN

ON BEHALF OF AMERIGAS PARTNERS, L.P.

Adopted by AmeriGas Propane, Inc.

Board of Directors on April 26, 2010

Approved by AmeriGas Partners, L.P.

Unit holders on July 30, 2010

(i)

AMERIGAS PROPANE, INC.

2010 LONG-TERM INCENTIVE PLAN

ON BEHALF OF AMERIGAS PARTNERS, L.P.

1. Purpose

The purpose of the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on behalf of AmeriGas Partners, L.P. (defined below as the “Plan”) is to assist AmeriGas Propane, Inc. (defined below as the “Company”), in its capacity as General Partner of AmeriGas Partners, L.P. (defined below as “APLP”), in securing and retaining employees and directors of outstanding ability who are in a position to participate significantly in the development and implementation of the strategic plans of APLP. The Plan provides (i) designated employees of the Company and its affiliates and (ii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of options, phantom units, performance units, unit awards, unit appreciation rights, distribution equivalents and other unit-based awards. The Company believes that by providing equity-based compensation, the Plan will encourage the participants to contribute materially to the long-term growth of APLP, thereby benefiting APLP’s Common Unit holders, and will more closely align the economic interests of the participants with those of APLP’s Common Unit holders.

The Plan was adopted by the Company’s Board of Directors on April 26, 2010, and is being submitted to APLP’s Common Unit holders for approval in July, 2010.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 of the General Rules under the Exchange Act.

(b) “APLP” means AmeriGas Partners, L.P., a Delaware limited partnership.

(c) “APLP Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., dated as of July 27, 2009, as amended from time to time.

(d) “Board” means the Company’s Board of Directors as constituted from time to time.

(e) “Change of Control” means a change of control as defined in the attached Exhibit A, or as modified by the Board from time to time.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means (i) with respect to Grants to Employees, the Compensation/Pension Committee of the Board or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate.

(h) “Common Unit” means a unit representing a fractional part of the partnership interests of all limited partners and assignees with respect to APLP and having the rights and obligations specified with respect to common units in the APLP Partnership Agreement.

(i) “Company” means AmeriGas Propane, Inc., a Pennsylvania corporation, and any successor thereto that is the General Partner.

(j) “Date of Grant” means the effective date of a Grant, provided, however, that no retroactive Grants will be made.

(k) “Disability” or “Disabled” means a long-term disability as determined under the long-term disability plan of the Company, UGI or one of their Affiliates, which is applicable to the Participant.

(l) “Distribution Equivalent” means an amount calculated with respect to a Grant, which is determined by multiplying the number of Common Units subject to the Grant by the per-Common Unit cash distribution, or the per-Common Unit fair market value (as determined by the Committee) of any distribution in consideration other than cash, paid by APLP on its Common Units. If interest is credited on accumulated distribution equivalents, the term “Distribution Equivalent” shall include the accrued interest.

(m) “Effective Date” of the Plan means January 1, 2010, subject to approval of the Plan by APLP’s Common Unit holders.

(n) “Employee” means an employee of the Company or an Affiliate of the Company (including an officer or director who is also an employee) who performs services for APLP or in furtherance of APLP’s business, but excluding any person who is classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(o) “Employer” means the Company, APLP or their Affiliates.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” means the per Common Unit price at which Common Units may be purchased under an Option, as designated by the Committee.

(r) “Fair Market Value” of a Common Unit means the last reported sale price of a Common Unit on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no Common Unit transactions on the New York Stock

Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Common Unit transactions on that exchange. Notwithstanding the foregoing, in the case of a broker-assisted exercise pursuant to Section 7(c), the Fair Market Value will be the actual sale price of the Common Units issued upon the exercise of the Option.

(s) “General Partner” means AmeriGas Propane, Inc., its successor as general partner of APLP, or its transferee, all as provided in the APLP Partnership Agreement.

(t) “Grant” means an Option, Phantom Unit, Performance Unit, Unit Award, UAR or Other Unit-Based Award granted under the Plan.

(u) “Grant Letter” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(v) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(w) “Option” means an option to purchase Common Units, as described in Section 7.

(x) “Other Unit-Based Award” means any Grant based on, measured by or payable in Common Units (other than an Option, Phantom Unit, Performance Unit, Unit Award or UAR), as described in Section 12.

(y) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(z) “Performance Unit” means an award of a phantom unit representing a Common Unit, as described in Section 9.

(aa) “Plan” means this 2010 AmeriGas Propane, Inc. Long-Term Incentive Plan, as in effect from time to time.

(bb) “Phantom Unit” means an award of a phantom unit representing a Common Unit, as described in Section 8.

(cc) “UAR” means a Common Unit appreciation right as described in Section 12.

(dd) “UGI” means UGI Corporation, a Pennsylvania corporation, or any successor thereto.

(ee) “Unit Award” means an award of Common Units as described in Section 11.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 19(b) below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and APLP, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Phantom Units as described in Section 8, Performance Units as described in Section 9, Unit Awards as described in Section 11, and UARs or Other Unit-Based Awards as described in Section 12. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing to the Participant in the Grant Letter.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

(c) The Committee may make Grants that are contingent on, and subject to, approval of the Plan, or an amendment to the Plan, by APLP’s Common Unit holders.

5. Common Units Subject to the Plan

(a) Common Units Authorized. The total aggregate number of Common Units that may be issued under the Plan is 2,800,000 Common Units, subject to adjustment as described in subsection (c) below.

(b) Common Unit Counting; Source of Common Units. For administrative purposes, when the Committee makes a Grant payable in Common Units, the Committee shall reserve, and count against the Common Unit limit, Common Units equal to the maximum number of Common Units that may be issued under the Grant. Common Units issued under the Plan may be authorized but unissued Common Units or reacquired Common Units, including Common Units purchased on the open market for purposes of the Plan. If and to the extent Options or

UARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Unit Awards, Phantom Units, Performance Units, or Other Unit-Based Awards are forfeited, terminated, expire, are cancelled or otherwise are not paid in full, the Common Units reserved for such Grants shall again be available for purposes of the Plan. Common Units surrendered in payment of the Exercise Price of an Option, and Common Units withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If UARs are granted, the full number of Common Units subject to the UARs shall be considered issued under the Plan, without regard to the number of Common Units issued upon exercise of the UARs and without regard to any cash settlement of the UARs. To the extent that a Grant is designated in the Grant Letter to be paid in cash, and not in Common Units, such Grants shall not count against the Common Unit limits in subsection (a).

(c) Adjustments. If there is any change in the number or kind of Common Units outstanding (i) by reason of a distribution in Common Units, spinoff, recapitalization, Common Unit split, or combination or exchange of Common Units, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Units as a class without APLP’s receipt of consideration, or if the value of outstanding Common Units is substantially reduced as a result of a spinoff or APLP’s payment of an extraordinary distribution, the maximum number of Common Units available for issuance under the Plan, the kind and number of Common Units covered by outstanding Grants, the kind and number of Common Units issued and to be issued under the Plan, and the price per Common Unit or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Common Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional Common Units resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 17 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of Common Units subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7, if and to the extent permitted by section 409A of the Code. The Committee shall determine the number of Common Units that will be subject to each Grant of Options to Employees and Non-Employee Directors. Each Grant of Options shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing to the Participant in the Grant Letter.

(b) Exercise Price and Term.

(i) The Committee may grant Options that are nonqualified options and are not considered “incentive stock options” under section 422 of the Code.

(ii) The Exercise Price of a Common Unit subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a Common Unit on the Date of Grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the Date of Grant.

(c) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d) Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering Common Units owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of Common Units having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by surrender of Common Units subject to the Option, or (v) by such other method as the Committee may approve. Common Units used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the Common Units pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Common Units.

8. Phantom Units

(a) General Requirements. The Committee may grant Phantom Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Phantom Unit shall represent the right of the Participant to receive a Common Unit or an amount based on the value of a Common Unit. All Phantom Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Each Grant of Phantom Units shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing to the Participant in the Grant Letter.

(b) Terms of Phantom Units. The Committee may grant Phantom Units that are payable on terms and conditions determined by the Committee. Phantom Units may be paid at the end of a specified vesting period or payment may be deferred to a date authorized by the Committee, consistent with section 409A of the Code. The Committee shall determine the number of Phantom Units to be granted and the requirements applicable to such Phantom Units. The Committee may grant Distribution Equivalents with respect to Phantom Units.

(c) Payment With Respect to Phantom Units. Payment with respect to Phantom Units shall be made in cash, in Common Units, or in a combination of the two, as determined by the Committee in the Grant Letter. The Grant Letter shall specify the maximum number of Common Units that can be issued under the Phantom Units.

(d) Requirement of Employment or Service. Except as provided in the Grant Letter, all Phantom Units shall be forfeited upon termination of the Participant’s employment or service.

9. Performance Units

(a) General Requirements. The Committee may grant Performance Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Performance Unit shall represent the right of the Participant to receive a Common Unit or an amount based on the value of a Common Unit. All Performance Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Each Grant of Performance Units shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing to the Participant in the Grant Letter.

(b) Terms of Performance Units. The Committee may grant Performance Units that are payable based on terms and conditions determined by the Committee, including achievement of performance goals. Performance Units may be paid at the end of a specified performance or vesting period or payment may be deferred to a date authorized by the Committee, consistent with section 409A of the Code. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee may grant Distribution Equivalents with respect to Performance Units

(c) Payment With Respect to Performance Units. Payment with respect to Performance Units shall be made in cash, in Common Units, or in a combination of the two, as determined by the Committee in the Grant Letter.

(d) Requirement of Employment or Service. Except as provided in the Grant Letter, all Performance Units shall be forfeited upon termination of the Participant’s employment or service.

10. Distribution Equivalents

(a) General Requirements. When the Committee grants Phantom Units, Performance Units or Other Unit-Based Awards, the Committee may grant Distribution Equivalents in connection with such Grants under such terms and conditions as the Committee deems appropriate under this Section 10. Distribution Equivalents may be paid to Participants currently or may be deferred, consistent with section 409A of the Code, as determined by the Committee. All Distribution Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Distribution Equivalents may be accrued as a cash obligation, or may be converted to Phantom Units or Performance Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Letter, deferred Distribution Equivalents will not accrue interest. The Committee may provide that Distribution Equivalents shall be payable based on the achievement of specific performance goals.

(b) Payment with Respect to Distribution Equivalents. Distribution Equivalents may be payable in cash or Common Units or in a combination of the two, as determined by the Committee in the Grant Letter.

11. Unit Awards

(a) General Requirements. The Committee may issue Common Units to an Employee or Non-Employee Director under a Unit Award, upon such terms and conditions as the Committee deems appropriate under this Section 11. Common Units issued pursuant to Unit Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Unit Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of Common Units to be issued pursuant to a Unit Award. Unit Awards shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing to the Participant in the Grant Letter.

(b) Requirement of Employment or Service. Except as provided in the Grant Letter, all Unit Awards shall be forfeited upon termination of the Participant’s employment or service.

(c) Restrictions on Transfer. While Unit Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Common Units of a Unit Award except upon death as described in Section 16(a). If certificates are issued, each certificate for a Unit Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such Common Units have lapsed. The Company may retain possession of any certificates for Unit Awards until all restrictions on such Common Units have lapsed.

(d) Right to Vote and to Receive Distributions. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote Common Units subject to Unit Awards and to receive any distributions paid on such Common Units during the restriction period. The Committee may determine that distributions, if any, on Unit Awards shall be withheld while the Unit Awards are subject to restrictions and that the distributions shall be payable only upon the lapse of the restrictions on the Unit Awards, or on such other terms as the Committee determines. Distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated distributions may accrue interest, as determined by the Committee, and shall be paid in cash, Common Units, or in such other form as distributions are paid on Common Units, as determined by the Committee.

12. Unit Appreciation Rights and Other Unit-Based Awards

(a) UARs. The Committee may grant UARs to an Employee or Non-Employee Director separately or in tandem with an Option, if and to the extent permitted by section 409A of the Code. The following provisions are applicable to UARs:

(i) General Requirements. The Committee shall establish the number of Common Units, the terms and the base amount of the UAR at the time the UAR is granted. The base amount of each UAR shall be not less than the Fair Market Value of a Common Unit as of the Date of Grant of the UAR. The Committee shall determine the term of each UAR, which shall not exceed ten years from the Date of Grant. UARs shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing to the Participant in the Grant Letter.

(ii) Tandem UARs. The Committee may grant tandem UARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding. In the case of tandem UARs, the number of UARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Common Units that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the UARs relating to the Common Units covered by such Option shall terminate. Upon the exercise of UARs, the related Option shall terminate to the extent of an equal number of Common Units.

(iii) Exercisability. A UAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant UARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding UARs at any time for any reason. Except as provided in the Grant Letter, a UAR may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what periods a Participant may exercise a UAR after termination of employment or service. A tandem UAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Exercise of UARs. When a Participant exercises UARs, the Participant shall receive in settlement of such UARs an amount equal to the value of the Common Unit appreciation for the number of UARs exercised. The Common Unit appreciation for a UAR is the amount by which the Fair Market Value of the underlying Common Unit on the date of exercise of the UAR exceeds the base amount of the UAR as specified in the Grant Letter.

(v) Form of Payment. The Committee shall determine in the Grant Letter whether the Common Unit appreciation for a UAR shall be paid in the form of Common Units, cash or a combination of the two. For purposes of calculating the number of Common Units to be received, Common Units shall be valued at their Fair Market Value on the date of exercise of the UAR. If Common Units are to be received upon exercise of an UAR, cash shall be delivered in lieu of any fractional Common Unit.

(b) Other Unit-Based Awards. The Committee may grant other awards not specified in Sections 7, 8, 9 or 11 above that are based on or measured by Common Units to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Unit-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Common Units or cash, or in a combination of the two, as determined by the Committee in the Grant Letter. Other Unit-Based Awards shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing to the Participant in the Grant Letter. The Committee may grant Distribution Equivalents with respect to Other Unit-Based Awards.

13. Performance-Based Compensation

(a) Performance Goals. When performance-based Grants are made, the Committee shall establish in writing (i) the performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate.

(b) Criteria Used for Performance Goals. The Committee shall use performance goals based on any criteria that the Committee deems appropriate, including the following criteria with respect to APLP: Common Unit price, earnings per Common Unit, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA, as defined by APLP, net capital employed, return on assets, APLP Common Unit holder return, return on equity, return on capital employed, growth in assets, Common Unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of APLP and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(c) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Letter after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Letter.

14. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Common Units that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

15. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Common Units. If the Committee so permits, Common Units may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Common Units, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

16. Transferability of Grants

Only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

17. Consequences of a Change of Control

(a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) APLP shall provide each Participant who holds outstanding Grants with written notice of the Change of Control, (ii) all outstanding Options and UARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Unit Awards shall immediately lapse, (iv) all Phantom Units and Performance Units shall become payable in cash in an amount not less than their target amount or in a larger amount, up to the maximum Grant value, as determined by the Committee, and (v) Distribution Equivalents and Other Unit-Based Awards shall become payable in full in cash, in amounts determined by the Committee.

(b) Assumption of Grants. Upon a Change of Control where APLP is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all Grants that remain outstanding after the Change of Control shall be assumed by, or replaced with comparable Grants by, the surviving entity (or a parent or subsidiary of the surviving entity).

(c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and UARs for cancellation in exchange for one or more payments by APLP, in cash or Common Units as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Common Units subject to the Participant’s unexercised Options and UARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Committee determines, (ii) after giving Participants an opportunity to exercise their outstanding Options and UARs, the Committee may terminate any or all unexercised Options and UARs at such time as the Committee deems appropriate, or (iii) with respect to Participants holding Phantom Units, Performance Units, Distribution Equivalents or Other Unit-Based Awards, the Committee may determine that such Grants shall terminate and Participants shall receive one or more payments in settlement of such Phantom Units, Performance Units, Distribution Equivalents or Other Unit-Based Awards, in such amount and form and on such terms as may be determined by the Committee. Without limiting the foregoing, if the per Common Unit Fair Market Value of the Common Units does not exceed the per Common Unit Exercise Price or base price of an Option or UAR, neither the Company nor APLP shall be required to make any payment to the Grantee upon surrender of the Option or UAR. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(d) Committee. The Committee making the determinations under this Section 17 following a Change of Control must be comprised of the same members as those of the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

(e) Other Transactions. The Committee may provide in a Grant Letter that a sale or other transaction involving a subsidiary or other business unit of the Company or APLP shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

18. Requirements for Issuance of Common Units

No Common Units shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Common Units have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Common Units as the Committee shall deem necessary or advisable, and certificates representing such Common Units may be legended to reflect any such restrictions. Certificates representing Common Units issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as an APLP Common Unit holder with respect to Common Units covered by a Grant until Common Units have been issued to the Participant.

19. Amendment and Termination of the Plan

(a) Amendment or Termination. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval by APLP’s Common Unit holders if such approval is required in order to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 20(c) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing. Except as provided in Section 5(c), the terms of outstanding Grants may not be amended to reduce the Exercise Price or base amount, as applicable, of outstanding Options or UARs or cancel outstanding Options or UARs in exchange for cash, other Grants or Options or UARs with an Exercise Price or base amount that is less than the Exercise Price or base amount of the original Options or UARs without approval by APLP’s Common Unit holders.

20. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant options or make other Unit-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a merger, consolidation, acquisition of stock or property, reorganization or liquidation involving APLP in substitution for a grant made by another party to such transaction. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted grants, as determined by the Committee.

(b) Reduction of Responsibilities. The Committee shall have discretion to adjust a Participant’s outstanding Grants if the Participant’s authority, duties or responsibilities are significantly reduced.

(c) Compliance with Law. The Plan, the exercise of Options or UARs and the obligations of APLP or the Company to issue or transfer Common Units under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. It is the intent of the Company, to the extent applicable, that Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Section 409A. The Plan and Grants under the Plan are intended to comply with section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made upon an event and in a manner permitted by section 409A, to the extent applicable. Notwithstanding anything in a Grant Letter to the contrary, if required by section 409A, if a Participant is considered a “specified employee” for purposes of section 409A and if payment of any amounts under the Grant Letter is required to be delayed for a period of six months after separation from service pursuant to section 409A, payment of such amounts shall be delayed as required by section 409A, and the accumulated amounts shall be paid in a lump sum payment within ten days after the end of the six-month period (or within 60 days after the death of the Participant, if the Participant dies during the postponement period). Under a Grant that is subject to 409A, all payments to be made upon a termination of employment may only be made upon a “separation from service” under section 409A and, unless the Grant Letter provides otherwise, the right to a series of installment payments shall be treated as a right to a series of separate payments. In no event may a Participant, directly or indirectly, designate the calendar year of a payment other than in accordance with section 409A.

(e) Enforceability; Successors. The Plan shall be binding upon and enforceable against the Company, APLP and their successors and assigns. Any and all obligations of the General Partner under this Plan shall constitute obligations of the General Partner under the APLP Partnership Agreement and shall be assumed by any successor General Partner approved pursuant to the APLP Partnership Agreement or the transferee of or successor to all of the General Partner’s partnership interest as a general partner in APLP pursuant to the APLP Partnership Agreement.

(f) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company nor APLP shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or APLP and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or APLP. To the extent that any person acquires a right to receive payment from the Company or APLP hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or APLP.

(g) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(h) No Fractional Common Units. No fractional Common Units shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Common Units or whether such fractional Common Units or any rights thereto shall be forfeited or otherwise eliminated.

(i) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(j) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

AMERIGAS PROPANE, INC.

2010 LONG-TERM INCENTIVE PLAN

ON BEHALF OF AMERIGAS PARTNERS, L.P.

Exhibit A

For purposes of this Plan, the term “Change of Control,” and defined terms used in the definition of “Change of Control,” shall have the following meanings:

(1) “Change of Control” shall mean:

(i) Any Person (except UGI, any UGI Subsidiary, any employee benefit plan of UGI or of any UGI Subsidiary, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of UGI (the “Outstanding UGI Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the “UGI Voting Securities”); or

(ii) Individuals who, as of the beginning of any twenty-four (24) month period, constitute the UGI Board of Directors (the “Incumbent UGI Board”) cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) Completion by UGI of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; or

(iv) Completion of (a) a complete liquidation or dissolution of UGI or (b) sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition; or

(v) Completion by the Company, Public Partnership or the Operating Partnership of a reorganization, merger or consolidation (a “Propane Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Company’s voting securities or of the outstanding units of AmeriGas Partners, L.P. (“Outstanding Units”) immediately prior to such Propane Business Combination do not, following such Propane Business Combination, Beneficially Own, directly or indirectly, (a) if the entity resulting from such Propane Business Combination is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of such corporation in substantially the same proportion as their ownership immediately prior to such Combination of the Company’s voting securities or the Outstanding Units, as the case may be, or, (b) if the entity resulting from such Propane Business Combination is a partnership, more than fifty percent (50%) of the then outstanding common units of such partnership in substantially the same proportion as their ownership immediately prior to such Propane Business Combination of the Company’s voting securities or the Outstanding Units, as the case may be; or

(vi) Completion of (a) a complete liquidation or dissolution of the Company, the Public Partnership or the Operating Partnership or (b) sale or other disposition of all or substantially all of the assets of the Company, the Public Partnership or the Operating Partnership other than to an entity with respect to which, following such sale or disposition, (I) if such entity is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company’s voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Company’s voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition, or, (II) if such entity is a partnership, more than fifty percent (50%) of the then outstanding common units is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company’s voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Company’s voting securities or of the Outstanding Units immediately prior to such sale or disposition; or

(vii) UGI and the UGI Subsidiaries fail to own more than fifty percent (50%) of the then outstanding general partnership interests of the Public Partnership or the Operating Partnership; or

(viii) UGI and the UGI Subsidiaries fail to own more than fifty percent (50%) of the then outstanding shares of common stock of the Company or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

(ix) The Company is removed as the general partner of the Public Partnership by vote of the limited partners of the Public Partnership, or is removed as the general partner of the Public Partnership or the Operating Partnership as a result of judicial or administrative proceedings involving the Company, the Public Partnership or the Operating Partnership.

(2) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3) A Person shall be deemed the “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 3 shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

(4) “Operating Partnership” shall mean AmeriGas Propane, L.P.

(5) “Public Partnership” shall mean AmeriGas Partners, L.P.

(6) “Person” shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

(7) “UGI Subsidiary” shall mean any corporation in which UGI directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

(8) “UGI” shall mean UGI Corporation, a Pennsylvania corporation, or any successor thereto.